MARKETING AGREEMENT

This Marketing Agreement is made and entered into and effective as of May 29, 1998, by and between Transamerica Life Insurance and Annuity Company ("Transamerica"), a North Carolina corporation, and Legacy Marketing Group ("LMG"), a California corporation, based on the following facts:

A. Concurrently herewith, LMG and Transamerica are entering into a certain Administrative Services Agreement pursuant to which certain insurance business is to be administered by LMG.


B. The objective of this Agreement is to provide an arrangement to sell certain policies ("Policies") of Transamerica as specified in APPENDIX A.

C. Transamerica desires to appoint LMG to recruit, train, and appoint Wholesalers and Producers in the sale of certain Policies issued by Transamerica as specified in APPENDIX A. Wholesalers and Producers are those licensed insurance agents contracted with LMG to sell Transamerica products.


Based on the foregoing facts, LMG and Transamerica agree as follows:

1.   APPOINTMENT OF LMG AND SCOPE OF AUTHORITY


     1.1 Transamerica hereby appoints LMG to recruit, train, and appoint Wholesalers and Producers in the solicitation of the Policies in the geographic territory specified in APPENDIX A (the "Territory").

     1.2 LMG is appointed by Transamerica for the purpose of soliciting applications for and servicing the Policies referenced in APPENDIX A and otherwise transacting the business of this Agreement. LMG accepts such appointment and agrees to comply with all applicable laws and regulations, and to diligently devote itself to the business of this appointment in order to sell the Policies referenced in APPENDIX A as well as prevent the termination of such Policies through conservation procedures mutually agreed upon by Transamerica and LMG.

     1.3 LMG shall cause each new Wholesaler and Producer to enter into Wholesaler and Producer Agreements in the form shown in APPENDIX C. Transamerica will not be a party to the Wholesaler and Producer agreements and shall have no obligation or liability thereunder. If such a Wholesaler or Producer Agreement is modified by LMG, LMG will provide Transamerica with copies, within ten (10) business days of such modifications. LMG shall file appointments of Wholesalers and Producers in the appropriate states' insurance departments and other jurisdictions. LMG will report weekly to Transamerica a list of current appointments, adding new appointments and terminations from the list each week. Consideration for such appointments and terminations is provided for in the Administrative Services Agreement, executed concurrently herewith this Marketing Agreement.

     1.4 It is understood and agreed that LMG is an independent contractor and nothing herein shall be construed to create the relationship of employer or employee between Transamerica and LMG or between Transamerica and any officer, employee, Wholesaler, Producer or other associated person of LMG. Neither LMG nor any Wholesaler or Producer has authority to incur any liability on behalf of or to bind Transamerica in any way or change its rights, duties, or obligations, except as may be set forth in that Administrative Services Agreement between Transamerica and LMG, executed concurrently herewith.

     1.5 All Wholesalers and Producers who have been recruited and are appointed to sell the Policies referenced in APPENDIX A by LMG shall be identified by Transamerica as Wholesalers and Producers of LMG as to such Policies. Any and all contracts entered into by and between such Wholesalers or Producers with respect to such Policies shall be coded through LMG and deemed Wholesalers and Producers of LMG. Transamerica may terminate Transamerica's appointment of any Wholesaler and Producer at its reasonable discretion, with prior written agreement of LMG, such agreement shall not be unreasonably withheld. Transamerica may not otherwise terminate, recode, or otherwise disturb the relationship between LMG and its Wholesalers and Producers with respect the Polices without the prior written consent of LMG.


2.   RIGHTS AND OBLIGATIONS OF TRANSAMERICA


     2.1 It is acknowledged by both Transamerica and LMG that certain obligations of Transamerica hereunder are to be performed by LMG as a servicing organization, pursuant to the Administrative Services
          Agreement between Transamerica and LMG. This does not relieve Transamerica of any of its duties and obligations unless the specific service is provided for in the Administrative Services Agreement, executed concurrently herewith, whereby LMG has explicitly acknowledged the responsibility of the service.

     2.2 APPENDIX B will provide for the compensation payable to LMG from Transamerica. APPENDIX B will be amended to conform with each new product specification as it is developed and finalized.

          APPENDIX B will be amended as new products are finalized. Such amendment will be drafted by LMG, subject to Transamerica's written approval, fifteen (15) days prior to the date on which Wholesalers and Producers begin solicitation of the new product.

          The marketing allowance of commissions may vary with the development of each new product. Such marketing allowance will be specifically provided for in APPENDIX B, or any subsequent amendments pertaining to the new product.


     2.3 The commissions specified in APPENDIX B shall be modified whenever necessary to conform to the legal requirements of any state. Furthermore, Transamerica reserves the right to withdraw its Policies from any state or other jurisdiction, with 180 days written notice to LMG, unless mandated by any law, regulation, regulatory agency or court of law to do so immediately.

     2.4 Transamerica shall have sole responsibility for filing advertising materials, pertaining to the business underwritten by Transamerica, in those states that so require prior to approving their use by LMG. All costs associated with such filings will be the responsibility of Transamerica.

     2.5 LMG shall have no authority, nor shall it represent itself as having such authority, other than as specifically set forth in this Agreement. Without limiting the generality of the foregoing sentence, LMG specifically agrees that it will not do any of the following without the prior written consent of Transamerica:

          (i) Litigation: Institute or prosecute any legal proceedings in connection with any matter pertaining to the offering and/or sale of the Policies identified in APPENDIX A or Transamerica's business or accept service of process on behalf of Transamerica.

          (ii) Alterations: Waive, amend, modify, alter, terminate or change any term, provision or condition stated in any Policy Form or discharge any contract in the name of Transamerica.

          (iii)Advice to Policyholders/Prospective Policyholders: Offer tax, legal, or investment advice to any policyholder or prospective policyholder of Transamerica under any circumstances, with respect to a Policy.

     2.6 Agent Initial Appointment Fees--Transamerica shall be responsible for payment of LMG's Wholesaler and Producer resident initial appointment fees for such Wholesalers and Producers who have satisfied LMG's and Transamerica's agreed upon selection and compliance criteria. In addition, LMG will provide for Transamerica an annual projected number of anticipated new initial Wholesaler and Producer appointments and must receive Transamerica's approval of this number in order to receive such initial resident fee payments. LMG's Wholesalers and Producers will be responsible for any non-resident initial appointment fees. Such non-resident appointment requirements will comply with Transamerica's policies and procedures in effect as of the execution of this Agreement. If Transamerica changes such policies and procedures, the responsibility for payment of such non-resident initial appointment fees will be mutually agreed by both LMG and Transamerica.

          Agent Renewal Appointment Fees--Transamerica will be responsible for payment of LMG's Wholesaler and Producer resident renewal appointment fees for contracted Wholesalers and Producers provided such individuals have produced new first year commission business during the prior twelve (12) months preceding the renewal date. The Wholesalers and Producers will be responsible for any non-resident renewal appointment fees. Such non-resident appointment requirements will comply with Transamerica's policies and procedures in effect as of the execution of this Agreement. If Transamerica changes such policies and procedures, the responsibility for payment of such non-resident renewal appointment fees will be mutually agreed by both LMG and Transamerica.

          Agent Termination Fees--Transamerica will be responsible for LMG's Wholesaler and Producer Appointment termination fees in the states which mandate such fees.


3.   MODIFICATION AND TERMINATION OF AGREEMENT


     3.1 This Agreement may be modified or amended at any time by mutual agreement of the parties, provided the modification or amendment is in writing, signed by authorized personnel, as provided in APPENDIX D of this Agreement.


     3.2 The termination of this Agreement is governed by the following provisions:

          (a) LMG or Transamerica may terminate this Agreement with or without cause by twelve (12) months written notice to the other, sent by mail. This Agreement may be terminated by mutual agreement of the parties in writing at any time. LMG and Transamerica shall provide fifteen (15) days' written notice of termination or cancellation of this Agreement to the appropriate Departments of Insurance. LMG and Transamerica shall fulfill any lawful obligations with respect to such policies affected by this Agreement, regardless of any dispute between LMG and Transamerica.

          (b) In the event that any state insurance department withdraws or cancels LMG's license (or the license of the individual who is acting on behalf of LMG in such states that do not permit the licensing of corporations), or right to sell or conduct its business, LMG will stop its marketing activity under this Agreement in that state and notify Transamerica. Transamerica may terminate the authority of LMG with regard to such affected Policies which termination of authority shall be effective immediately.

          (c) LMG shall provide Transamerica ninety (90) days prior written request if LMG desires to increase its fees or charges to Transamerica or to change the manner of payment or to change any of the other terms of this Agreement. Transamerica must respond in writing to such request within sixty (60) days of receipt. Transamerica reserves the right to re-price any products or mandate the sale of affected products be ceased if LMG's proposed changes affects Transamerica's profitability of its products.

          (d) If either of the parties hereto shall materially breach this Agreement or be materially in default in the performance of any of its duties and obligations hereunder (the defaulting party), the other party hereto may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within forty-five (45) days after such written notice is given, then the party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of such termination to the defaulting party.

          (e) Notwithstanding anything herein to the contrary, Transamerica or LMG may immediately terminate this Agreement with cause, upon written notice to the other. Cause is generally defined as fraudulent, criminal, unethical activity or blatant disregard for the terms and conditions of this Agreement, however this list is not exhaustive.

          (f)  Termination   of  this   Agreement   by   default  or  breach  by
               Transamerica shall not constitute a waiver of any rights of LMG in reference to services performed prior to such termination; termination of this Agreement by default or breach by LMG shall not constitute a waiver by Transamerica of any other rights it might have under this Agreement.


          (g) Termination of this Agreement does not affect in any way the Administrative Services Agreement executed concurrently herewith.


4.   RIGHTS AND OBLIGATIONS OF LMG


     4.1 At all times during the term of this Agreement, LMG (or the licensed individual who is acting on behalf of LMG in such states that do not permit the licensing of corporations) and all Wholesalers and Producers shall be properly licensed with each state or other jurisdiction and properly appointed with Transamerica in each state or other jurisdiction within the Territory before engaging in any activity which under the laws of such state or other jurisdiction makes such licensing and appointment necessary. Without limiting the generality of the foregoing, all such Wholesalers and Producers shall at all times bear the cost of maintaining all licenses required by any such state.

     4.2 LMG will itself and will communicate to and cause each Wholesalers and Producer to use only forms, applications, advertising (as such term is generally defined by the regulation of the state or other jurisdiction in which Policies, referenced in APPENDIX A, are solicited), office procedures, guides and rules furnished, authorized or promulgated by Transamerica and agreed to by both parties and in each state or other jurisdiction where any Wholesalers or Producer solicits Policies, referenced in APPENDIX A,. No written advertising or sales materials of any kind, including sales illustrations, or recruiting material referencing the Policies, referenced in APPENDIX A, of Transamerica shall be authorized by LMG until after it has been approved in writing by Transamerica. LMG will provide such materials with sufficient lead-time to allow appropriate review by Transamerica. Transamerica will then use its best efforts to provide a timely response within five (5) business days. No oral presentation of any kind shall be authorized by LMG which does not conform to applicable statutes and regulations or which does not accurately reflect the terms and conditions of the Policies, referenced in APPENDIX A, being sold. All recruiting practices of LMG shall comply with all applicable laws, ordinances, and regulations of the appropriate authorities. Transamerica shall be responsible for the maintenance of the advertising files and logs, as mandated by applicable laws and regulations.


     4.3 LMG agrees to provide insurance coverages as appropriate and agreed to by Transamerica.

          (a) LMG will possess an adequate fidelity bond for any losses caused by the dishonesty of LMG's employees or agents (not Wholesalers or Producers) with limits of at least $3 million. LMG will also maintain a surety bond(s) as so required in the states which it is compelled to do so. LMG will file such bond, if so required, with the appropriate agency. The bond shall be executed by a corporate insurer authorized to transact business in the states which mandate the maintenance of such bond.

          (b) LMG will possess and maintain at all times errors and omissions coverage with a limit of not less than $2 million written by an insurer authorized to transact business in the states which mandate the maintenance of such insurance. Such coverage will comply with the requirements of the states in which such insurance coverage is required.

          (c) LMG will possess and maintain commercial, general and liability insurance with limits of not less than $1 million per occurrence combined single limit. Transamerica shall be named as an additional insured and such coverage shall be primary with respect to any other insurance maintained by Transamerica.

          (d) LMG will make available and encourage the purchase of a group Errors and Omissions plan with a limit of at least $1 million per Wholesaler and Producer.

          (e) The above insurance coverages shall be provided by insurance companies with a minimum Best's rating A- or otherwise acceptable to Transamerica. Any deductible or self insured retention must be declared to and accepted by Transamerica in its reasonable discretion. Each insurance policy required by this contract shall be endorsed to state that coverage can not be materially changed except after thirty (30) days prior notice by mail (10 days in the event of non-payment of premium) has been given to Transamerica. LMG shall provide Transamerica with certificates of insurance and/or endorsements evidencing the above coverage within fifteen (15) days of each insurance policy renewal and within sixty (60) days of execution of this Agreement.

     4.4 Each party shall be excused from performance for any period and to the extent that the party is prevented from performing any services, in whole or in part as a result of delays caused by an act of God, war, civil disturbance, court order, labor dispute, or other cause beyond that parties reasonable control, including failures or fluctuations in electrical power, heat, light, air conditioning, or telecommunications equipment and such non-performance shall not be a default or a ground for termination. Notwithstanding the above, LMG agrees that it will establish and maintain reasonable recovery steps, including technical disaster recovery facilities, uninterruptable power supplies for computer equipment and communications and that as a result thereof LMG will use its best efforts to ensure that the Computer System shall be operational within 48 hours of a performance failure. Within ninety
          (90) days of the execution of this Agreement, LMG will establish a general business recovery plan. Such plan will include, at a minimum, procedures for answering calls; processing premium and on-line operation of LMG's administrative systems. A comprehensive business recovery plan will be implemented prior to December 31, 1998. LMG will forward copies of both plans to Transamerica for their records. LMG will provide for the off-premises site for storage of backup software for the operating systems and data files.

     4.5 LMG may rely on instructions of any person indicated on Transamerica's "Schedule of Authorized Personnel," attached hereto as APPENDIX D. Each of such persons is authorized to give instructions under this section with respect to any matter arising in connection with this Agreement. LMG shall not be liable for, and shall be indemnified by Transamerica against, any loss arising from any action taken or omitted by LMG in good faith in reliance upon such instructions.

     4.6 Transamerica shall immediately, within five (5) business days, provide LMG with written notice of any change of authority of persons authorized and enumerated in APPENDIX D to provide LMG with instructions or directions relating to services to be performed by LMG under this Agreement.

     4.7 In the event malfunction of the LMG systems, used in the offering and/or sale of Polices specified in APPENDIX A, causes an error or mistake in any record, report, data, information or output under the terms of this Agreement, LMG shall at its expense correct and reprocess such records. LMG will reimburse Transamerica for any costs and/or expenses associated with such error or mistake. In the event Transamerica discovers any such errors or mistake it shall, within three (3) business days after discovery, notify LMG in writing of such error or mistake in any record, report, data, information or output received by Transamerica.

     4.8 LMG is responsible for the payment to Transamerica of all monies which LMG collects on behalf of Transamerica. However, until Transamerica receives all monies due, the same shall be a debt payable by the debtor upon demand for which Transamerica may at its option offset with commissions otherwise due until such liability is satisfied. Any indebtedness to Transamerica or its affiliates or subsidiaries shall be a first lien against monies otherwise due under this Agreement. LMG shall be responsible for all commission debit balances with the exception of:

          (i) Transamerica will consider sharing of these expenses on a case by case basis, and such sharing of the expense will be mutually agreed upon by both parties. Transamerica will only consider such a request after reasonable collection efforts by LMG.

          (ii) Commission debit balances resulting from any actions of law or regulation, regulatory agency or court of law. Transamerica shall be responsible for these debit balances once they are deemed to be uncollectable after reasonable collection efforts by LMG.

     4.9 LMG, in performance of its marketing obligations and duties, will not itself and will use its best efforts to prevent Wholesalers or Producers appointed hereunder, in the performance of their obligations and duties hereunder, from any of the following:

          (a) Enter into any agreement or incur any obligation on behalf of Transamerica, except with its written permission, or commit Transamerica to:

               (i) pay any money to any such Wholesalers, Producer or employee, or

               (ii) a date that a payment will be made.

          (b) Assign this Agreement or any compensation, other than commissions payable to Wholesalers and Producers, payable under it without the prior written consent of Transamerica.

          (c) Solicit applications for Transamerica in any manner prohibited by or inconsistent with the provisions of this Agreement or the rules and regulations mutually agreed by both parties, now or hereafter in force.

          (d)  With respect to any Policy,

               (i) make any alterations, modifications or endorsements or otherwise alter Transamerica 's obligations as stated in the Policy, as referenced in APPENDIX A;

               (ii) collect or receive any premiums  after the initial  premium, except as may be required in the Administrative Services Agreement executed concurrently herewith, between Transamerica and LMG;

               (iii)adjust or settle any claim;  except as  provided  for in the
                    Administrative Services Agreement, executed concurrently herewith.

          (e) Initiate any civil or criminal action or proceeding, whether or not brought in the name of Transamerica, which may in any way involve or affect Transamerica, its affiliates, their business, operations, or any Policy, as referenced in APPENDIX A, issued by Transamerica.

          (f) Use or authorize the use of any written, oral or visual communication, circular, advertisement or other publication:

               LMG agrees that it will not place into use, or distribute to any person, any advertising, sales material or other document (including, without limitation, illustrations, telephone scripts and training materials) referring directly or indirectly to Transamerica or its Policies, or cause, authorize or permit any person to do so, without Transamerica's prior written consent. LMG agrees that it will not use the name of Transamerica on any business card, letterhead or marquee or in any directory listing, or in any other manner, or cause, authorize or permit any producer or other person to do so, without our prior written consent. LMG agrees that it will not, nor will LMG knowingly permit its Wholesalers and/or Producers to misrepresent Transamerica or its Policies, as referenced in APPENDIX A, and will make no oral or written representation which is inconsistent with the terms of such policies or sales literature or is misleading in any way, or refer to any insurance company tending to bring it into disrepute.

          (g)  Knowingly  or  willfully   violate  the  insurance  laws  or  the
               regulations of the Insurance Department of any State or any other jurisdiction in which LMG represents Transamerica.

          (h) Knowingly or willfully misapply or embezzle funds of Transamerica or any other person or entity.

          (i) Knowingly or willfully perpetrate any fraud against Transamerica or any other person or entity.

     4.10 LMG agrees that the compensation payable pursuant to Section 2.2 shall be accepted by it as full compensation from Transamerica for its marketing services hereunder, except as otherwise agreed by mutual consent of LMG and Transamerica.

     4.11 LMG will be solely responsible for any commissions to be paid to its Wholesalers or Producers, which are earned as a result the selling of Transamerica products through LMG.


5.   HOLD HARMLESS AND INDEMNIFICATION


     5.1 Transamerica shall not be responsible for and LMG shall indemnify and hold Transamerica harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against Transamerica or for which it may be held liable, caused by:

          (a) LMG's refusal or material failure to comply with the terms of this Agreement;

          (b) LMG's gross negligence or gross misconduct, or material breach of any representation or warranty of LMG hereunder.

          (c) LMG's failure to comply with federal, state or local laws or regulations, in the performance of its obligations hereunder (except for any such failure which results from LMG's following directions or instructions from Transamerica).

          (d) Liability which arises primarily out of instructions which Transamerica receives from LMG with respect to the subject matter of this Agreement (to the extent that LMG is required to instruct and/or direct Transamerica in the performance of Transamerica's duties under this Agreement, and Transamerica reasonably relies on such instructions).

     5.2 LMG shall not be responsible for and Transamerica shall indemnify and hold LMG harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments, and liability which may be asserted against LMG or for which it may be held liable, caused by:

          (a) Transamerica's refusal or material failure to comply with the terms of this Agreement;

          (b)  Transamerica's gross negligence or gross misconduct,  or material
               breach  of  any   representation   or  warranty  of  Transamerica
               hereunder;

          (c) Transamerica's failure to comply with federal, state or local laws or regulations in the performance of its obligations hereunder;

          (d) Any aspect of LMG's method of processing, servicing, and marketing the policies referenced in APPENDIX A if Transamerica has given LMG specific, written approval of such aspect of such method of processing, servicing and marketing such policies. For purposes of the foregoing, the description of any aspect of the method of processing, servicing, and marketing such policies set forth in APPENDIX C of the Administrative Services Agreement shall be considered to be written approval by Transamerica of such aspect. Additionally, LMG may, from time to time, request Transamerica's written approval of some aspect of LMG's method of processing, servicing, and marketing the policies. In such event, Transamerica shall respond to such request with Transamerica's written approval or disapproval within 14 business days or, if applicable, such shorter period as LMG shall notify Transamerica as necessary to enable compliance with any law or regulation or any provision of this Agreement or the Administrative Services Agreement. Any such request for approval from LMG to Transamerica under this Section 5.2(d) shall (a) include notice to Transamerica of the time in which Transamerica is required to respond, (b) include a statement that Transamerica's approval is requested pursuant to this Section 5.2(d) of this Agreement and
               (c) shall be directed to one of the authorized personnel listed in APPENDIX D of this Agreement.

          (e) Transamerica's errors and/or mistakes in its use of LMG computer software or computer hardware or its use of the control procedures pertaining to such computer software or computer hardware;

          (f) Liability which arises primarily out of instructions which LMG receives from Transamerica with respect to the subject matter of this Agreement (to the extent that Transamerica instructs and/or directs LMG in the performance of LMG's duties under this Agreement and LMG reasonably relies on such instructions;

          (g) Any failure of the policy features, policy forms, advertising materials, or any governmental filings made by Transamerica, to comply with applicable law, including but not limited to any state or federal insurance or securities laws.

     5.3 If any claim is made by a party which would give rise to a right or indemnification under Sections 5.1 and 5.2, the party entitled to indemnification (the "Indemnified Party") promptly will give notice of the claim to the party required to provide indemnification (the "Indemnifying Party"). The Indemnifying Party shall have the right, at its option and its own expense and by its own counsel, to participate in the defense of any such indemnified claim for which indemnification is provided by this Agreement. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to control or represent the Indemnified Party in the defense of any claim.

     5.4 The provisions of this Agreement shall not be construed to require any party to be indemnified or held harmless for such party's own negligence.

     5.5 The indemnification provision of Sections 5.1 and 5.2 of this Agreement shall not be construed to restrict or limit any indemnification provision which may be set forth in any other section of this Agreement.

6.   RIGHTS AND OBLIGATIONS OF BOTH PARTIES


     6.1 Each party agrees that it will not, knowingly or willingly, directly or indirectly, at any time during the term of this Agreement or within five (5) years thereafter, induce or attempt to induce any policyholder or contract holder of the other party to terminate, reduce coverage, or replace any Policy, as referenced in APPENDIX A, or otherwise disturb the relationship between the other party and any of its policyholders or contract holders.

     6.2 During the term of this Agreement, Transamerica agrees not to develop any proprietary products with any current or former (within two (2) years of termination) LMG Wholesaler or Producer without the express written approval of LMG. Transamerica is not restricted from developing proprietary products with any agent licensed with Transamerica and not licensed with LMG.

     6.3 Any LMG Wholesaler or Producer who desires to sell Transamerica products not jointly developed by LMG may do so and will need to contract directly with Transamerica. LMG will not be entitled to any compensation on this business.

     6.4 Any Agent for Transamerica who desires to sell the Transamerica--LMG proprietary products will need to contract with LMG to sell such product.

     6.5 Transamerica and LMG agree to provide the other with ninety (90) days written notice of any intent to make significant changes or modifications to any contract or Policy form for products co-developed by Transamerica and LMG. Both parties will make best efforts to achieve a satisfactory resolution to the cause of the proposed changes and may also agree to extend the timeframe to implement such change if such change is pursued; unless mutually agreed upon in writing by LMG and Transamerica.


7.   PROPRIETARY AND CONFIDENTIAL INFORMATION


     7.1 LMG acknowledges that certain information received from Transamerica may be proprietary and/or confidential in nature. All such information shall be used by the recipient solely for purposes of soliciting Policies pursuant to this Agreement. LMG agrees to indemnify and hold Transamerica harmless from any and all loss and expenses sustained by Transamerica as a result of the unauthorized use of proprietary and/or confidential information by LMG, or its Wholesalers or Producers.

     7.2 Transamerica acknowledges that certain information received from LMG may be proprietary and/or confidential in nature. All such information shall be used by the recipient solely for purposes of soliciting Policies pursuant to this Agreement. Transamerica agrees to indemnify and hold LMG harmless from any and all loss and expenses sustained by LMG as a result of the unauthorized use of proprietary and/or confidential information by Transamerica.


8.   VESTING OF RENEWAL COMMISSIONS


     8.1 LMG, its successors, executors, assigns, or administrators is vested as to commissions provided in APPENDIX B, and shall continue to receive commissions on premiums on Policies received by Transamerica for as long as the Policy remains in force.


9.   NON-COMPETE PROVISION*

     *CONFIDENTIAL TERMS HAVE BEEN REDACTED

10.  GENERAL PROVISIONS

     10.1 The parties agree this Agreement is an honorable undertaking, and agree to cooperate each with the other in carrying out its provisions.

     10.2 Each party will cause its employees and Wholesalers and Producers to, upon receipt of any summons or other notice of suit or regulatory authority inquiry wherein the other party is named in any manner, forward any and all such documents within five (5) business days to the attention of the other party by telefax, express or overnight mail, or courier.

     10.3 The waiver of any breach of any term, covenant or condition of this Agreement shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, or condition. No term, covenant, or condition of this Agreement shall be deemed to have been waived unless such waiver is in writing signed by the party charged therewith.

     10.4 For any notice under this Agreement, notice shall be sufficient and effective five (5) business days after deposit in the U.S. Mail, postage prepaid, return receipt requested, or upon receipt if delivered personally or by fax or facsimile or by a delivery service. Such notice shall be directed as follows:

          To LMG:
                                 Legacy Marketing Group
                                 Attn:  R. Preston Pitts, President
                                 1179 North McDowell Blvd.
                                 Petaluma, CA 94954

          To Transamerica:

                                 Transamerica Life Insurance and Annuity Company
                                 Attn: Ron Wagley, Senior Vice President and
                                 Chief Agency Officer
                                 1150 South Olive
                                 Los Angeles, CA 90015-2211

                                 With a copy to:

                                 Transamerica Life Insurance and Annuity Company
                                 Attention: General Counsel
                                 1150 South Olive
                                 Los Angeles, CA 90015-2211

     10.5 To the extent that the Rules and Regulations do not conflict with the terms of this Agreement, LMG and Transamerica will conform to the rules and regulations as mutually agreed upon by LMG and Transamerica. This provision shall not be construed to alter the relationship of the parties as provided above.


     10.6 Each party expressly represents and warrants that it has the authority to enter into this Agreement and that it is not or will not be, by virtue of entering into this Agreement or otherwise, in breach of any other agreement with any other insurance company, association, firm, person or corporation. Each party warrants that the other party will be free from interference or disturbance in its use of all products, advertising, marketing techniques and all information provided by the originating party.

     10.7 This Agreement shall be binding upon the successor and assignees of Transamerica as well as upon LMG's successor and permissive assignees.

     10.8 This Agreement is transferable by assignment or otherwise by either party only with written consent of the other party.

     10.9 The persons signing this Agreement on behalf of Transamerica and LMG warrant, covenant and represent that they are authorized to execute this document on behalf of such corporations pursuant to their bylaws or a resolution of their board of directors.


     10.10In the event of a dispute between LMG and Transamerica, Transamerica agrees to continue to pay any commissions due to any Wholesaler or Producer.

     10.11This Agreement, including APPENDICES A, B, C and D attached and the provisions thereof, constitute the entire agreement between the parties. This Agreement shall be governed and construed in accordance with the laws of the State of California. Any similar agreement signed prior to the execution dates below is null and void and abrogated hereby. No change, waiver, or discharge shall be valid unless in writing and signed by an authorized representative of the party against whom such change, waiver, or discharge is sought to be enforced. No delay or omission by either party to exercise any right or power shall impair such right or power or be construed as a waiver. A waiver by either of the parties of any of the covenants to be performed by the other or any breach shall not be construed to be a waiver of any succeeding breach or of any other covenant.

     10.12LMG shall provide  reasonable  access during normal  business hours to any  location  from  which LMG  conducts  its  business  and  provides services to Transamerica pursuant to this Agreement to auditors designated in writing by Transamerica for the purpose of performing audits for Transamerica. Transamerica shall give reasonable advance written notice of an audit and include in that notice the matters which it will audit. LMG shall provide the auditors any assistance they may reasonably require. Such auditors shall have the right during normal business hours to audit any business record, activity, procedure, or operation of LMG that is reasonably related to the business marketed under this Agreement, including the right to interview any LMG personnel involved in providing or supporting such responsibilities.


          LMG will comply with all the relevant provisions contained in applicable state codes or statutes. If any provision of this Agreement is in conflict with the laws of the State which governs this Agreement, such provision will be deemed to be amended to conform with such laws. Further, if the laws of the State which governs this Agreement require the inclusion of certain provisions of relevant statutes, this contract shall be deemed to be amended to conform with such laws.


     10.13LMG and Transamerica agree to inform the other of any changes its legal structure, and of any changes in its officers or partners. LMG and Transamerica also agree to inform the other of any transfer of its stock or partnership interests.

     10.14LMG will not use Transamerica's name, trademarks, logo, or the name of any affiliate of Transamerica in any way or manner not specifically authorized in writing by Transamerica.

          Transamerica will not use LMG's name, trademarks, logo or the name of any affiliate of LMG in any way or manner not specifically authorized in writing by LMG.

          Transamerica will provide to LMG electronic formats and camera ready art of its trademark, pyramid logo, digitized officers' signatures for use on Policy Forms and signature stamps of authorized personnel to be used exclusively for agent appointment forms filed with regulatory or governmental agencies. Those properties combined with the Transamerica marks listed below:

          Transamerica
          TALIAC
          Transamerica Life Insurance and Annuity Company
          Transamerica Life and Annuity
          Transamerica Life
          The Pyramid Logo

          make up the Transamerica marks and names ("Marks and Names") licensed herein. Any marketing name or service mark adopted by the parties to identify the Policy, as referenced in APPENDIX A, contemplated in this Agreement shall be owned by Transamerica and considered one of the Marks and Names.

          As Transamerica is an owner-authorized user of those Marks and Names, Transamerica desires to exercise control over the use of said Marks and Names. Transamerica desires to license the Marks and Names for use by LMG in the claims servicing, policy servicing and administrative services outlined in this Agreement.

          Accordingly the parties agree as follows:

          (a) License of Marks and Names: Transamerica hereby grants a non-exclusive license unto LMG at no cost to use the Marks and Names solely in connection with the Services provided under this Agreement.

          (b) Manner of Use: LMG shall not use the Marks and Names in any manner or format which differs from the electronic versions provided by Transamerica to LMG. If LMG deems a change in format for its limited use is necessary, a request for such change must be submitted in writing to Transamerica for its approval. Said request must include the version as originally supplied and the requested change, as well as the reason such a change is requested. Transamerica's approval of a request change shall not be unreasonably withheld.

          (c) Quality Control: LMG's usage of the Marks and Names shall be under the quality control of Transamerica as provided herein and shall comply with Transamerica's standards. As provided in
               Section 10.12, Transamerica may conduct reasonable audits of LMG's usage of the Marks and Names in relation to the services provided under this Agreement to ensure compliance with the terms set forth in this section.

          (d) Indemnification: Transamerica shall protect, indemnify, defend and hold harmless LMG from any and all liability, damages, costs or expenses, including reasonable attorneys' fees incurred in connection with any claim or action arising from LMG's use of the Marks and Names, limited to causes of action sounding in state or federal trademark infringement and/or state or federal trademark dilution. This indemnification shall survive termination of this Agreement.

          (e) Termination: The license to use the Marks and Names shall terminate in accordance with the provisions of Section 3. Any use of the Marks and Names that does not comply with the terms as set forth in this Section will be considered a default in the performance of LMG's material duties and or obligations. Upon termination under Section 3, LMG shall cease and desist in the use of the Marks and Names, except for limited use in administering and servicing Policies issued prior to the date of termination.


     10.15In no event and under no circumstances, however, shall either party under this Agreement be liable to the other party under any provision of this Agreement for lost profits or for exemplary, speculative, special, punitive or consequential damages.

     10.16Survival:  Sections  4.4,  4.7,  5, 6.1,  8,  10.12,  and 10.14  shall survive the termination of this Agreement.

In witness whereof, the parties here to have executed this Agreement to take effect on the effective date specified.

LEGACY MARKETING GROUP

By  	  /s/ R. Preston Pitts
	__________________________________________________________

Title     President
	__________________________________________________________

Date	  5/29/98
	__________________________________________________________



TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY

By	  /s/ William N. Scott
	____________________________________________________________

Title	  Vice President
	_________________________________________________________

Date	  6/1/98
	__________________________________________________________

                                   APPENDIX A

                     CONFIDENTIAL TERMS HAVE BEEN REDACTED

                                   APPENDIX B

                     COMMISSION AND MARKETING ALLOWANCE FEES

		      *CONFIDENTAL TERMS HAVE BEEN REDACTED


COMMISSION

Multi Year Guarantee Product:  5 Year Surrender Charge Schedule

Transamerica will pay LMG on the last business day of the week *% of all premiums received by LMG during that week.

Multi Year Guarantee Product:  10 Year Surrender Charge Schedule

Transamerica will pay LMG on the last business day of the week *% of all premiums received by LMG during that week.

The above referenced commission percentages include *% which is paid back to the carrier at the end of each fiscal year (fiscal year begins with the first month that any premium for the Policies referenced in APPENDIX A is received by
LMG) for the first $100 million of premium paid, net of free looks. LMG will retain the *% on all premiums received in excess of $100 million in each fiscal year. Such year ends the last day of the calendar month immediately preceding the month the first premium paid is received.



If the issue age is 84 as defined in the Death Benefit Proceeds provision of the Policies referenced in APPENDIX A, initial commissions are reduced by *%. A monthly trail commission of *% multiplied by original commission percentage divided by 12 of the Annuity Cash Value is paid, beginning in policy year 2.

Additional premiums will be subject to the same commission percentages as the initial premium.

Such commission will be part of the weekly commission process and will be paid by Transamerica to LMG by authorizing LMG to write a check to itself against the Transamerica Disbursement account for the total weekly commission amount.

MARKETING ALLOWANCE

Transamerica will pay LMG a Marketing Allowance equal to *% of all premium paid, net of free looks. Transamerica will pay LMG such Marketing Allowance by wire transfer within five (5) business days of receipt of such documentation.

LMG TRAIL COMMISSION

Transamerica will pay LMG an annual rate, paid monthly, of *% of the total Annuity Cash Value of the policies sold under this Agreement. For the purpose of the foregoing, Annuity Cash Value is the contract's Cash Value which reflects any applicable reductions, loans, and withdrawals. The commission is based on the total month end Annuity Cash Value and will be paid within six (6) business days of month end by Transamerica via wire transfer to a LMG bank account.

                                   APPENDIX C



        WHOLESALER AND PRODUCER AGREEMENTS AND/OR APPROPRIATE AMENDMENTS

                                   APPENDIX D


                        SCHEDULE OF AUTHORIZED PERSONNEL




                            Representing Transamerica


Ron Wagley, Senior Vice President and Chief Agency Officer
Paul Norris, Vice President




                       Representing Legacy Marketing Group


Lynda Regan, Chief Executive Officer
R. Preston Pitts, President
Greg C. Egger, Chief Marketing Officer
David Skup, Chief Financial Officer